Exhibit 99.1

Energy XXI Reports Audited Fiscal Year-end Results

•	Sequential quarterly volumes grow 44% and revenues climb 53% to record levels
•	Fiscal 2008 capital budget set at $260 million

HOUSTON – Sept. 26, 2007 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXS, EXXI) today announced audited fiscal fourth-quarter and full-year financial and operating results for the period ended June 30, 2007.
“Our fiscal fourth-quarter production volumes averaged 44 percent higher than in the immediately preceding quarter, while revenues rose 53 percent, assisted by our hedging program,” Energy XXI Chairman and CEO John Schiller said.  “From our initial start-up of operations in April 2006, Energy XXI has grown rapidly through both acquisitions and our organic capital program.  Our track record of growth is continuing, as our estimated fiscal first-quarter volumes to date have averaged 26,000 barrels of oil equivalent (BOE) per day, which is nearly 25 percent higher than our fourth-quarter average.”
For the 2007 fiscal fourth quarter, Energy XXI reported net income of $2.2 million, or $.02 per diluted share, on revenues of $118.7 million.  These results were affected by higher depletion costs.  Net cash provided by operating activities totaled $116.6 million, as volumes averaged 20,900 BOE per day.  In the 2006 fiscal fourth quarter, net income was $5.5 million or $.09 per diluted share, revenues were $47.1 million, net cash provided by operating activities was $12.4 million and volumes averaged 9,700 BOE per day.
The net realized price received for the company’s production in the 2007 fiscal fourth quarter was $62.53 per BOE, including $5.03 per BOE contributed by hedging, consistent with the company’s active risk-management program.
For the company’s fiscal year ended June 30, Energy XXI reported net income of $24.1 million, or $.29 per diluted share, on revenues of $341.3 million.  Net cash provided by operating activities totaled $275.4 million.  Comparisons to the prior fiscal year are not meaningful, as the company’s first producing properties were acquired on April 4, 2006.

Capital Expenditures
During the year ended June 30, 2007, capital expenditures, excluding acquisitions, totaled $431.8 million, which included $331.1 million for development activity, $67.1 million for exploration and a $31 million capital contribution to an exploration joint venture, with the remainder associated with administration and other.  In addition, producing property acquisitions totaled $717.6 million.
The 2008 capital budget, excluding acquisitions, is expected to be approximately $260 million, or 40 percent lower than the prior year.
“Last year, we ran a very active and successful drilling program at our South Timbalier 21 field offshore Louisiana, which doubled production from that property in addition to growing its reserves 16 percent and present value 38 percent,” Energy XXI President and Chief Operating Officer Steve Weyel said.  “Our overall drilling program delivered good value with a rate of return exceeding 30 percent, yet our focus on development contributed to high reserve replacement costs, as did some disappointing results that required negative reserve revisions. Consequently, high depletion costs weighed upon our financial results.  This year, the focus will shift more to exploration, with more opportunity to add new reserves rather than enhancing the value of reserves already on the books.”
Of the $260 million 2008 budget, approximately $137 million is allocated to exploration and $120 million to development activity.  The company also has agreed to acquire $40 million of producing properties, $36 million of which are related to the exercise of a preferential right for onshore Louisiana properties recently purchased by a joint venture partner.

Year-end Reserves
Proved reserves at June 30, 2007 totaled 55.6 million BOE, up 126 percent from the 24.6 million BOE booked at June 30, 2006. During fiscal year 2007, Energy XXI added 29.7 million BOE of proved reserves through acquisitions and 10.9 million BOE through the drilling program, while producing 5.9 million BOE.  Revisions reduced proved reserves by 3.2 million BOE, while property sales cut 0.4 million BOE.  Year-end proved reserves were weighted toward liquids (crude oil, condensate and natural gas liquids) at 54 percent, or 30.3 million barrels, with natural gas representing 46 percent, or 151.8 billion cubic feet.  The company’s reserves are fully determined by independent reservoir engineering firms.

4th Quarter Operational Highlights
During the fiscal fourth quarter, Energy XXI was successful in one of five exploration wells and two of four development wells. Further detail on the exploration and development program is provided in the Operations Report below.

Year-End Conference Call Today at 10 a.m. EDT, 3 p.m. London Time
Energy XXI will host its year-end conference call today, Wednesday, Sept. 26, 2007, at 10 a.m. EDT  (3 p.m. London time). The dial-in number is 1 (913) 981-5543 in the U.S. and 08000 289 262 in the U.K., and the confirmation code is 5476163. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Collins Stewart Europe Limited and Jefferies International are Energy XXI listing brokers in the United Kingdom.  In the United States, BMO Capital Markets, Collins Stewart, Dahlman Rose & Co., Jefferies & Company, Natexis Bleichroeder and Sterne Agee & Leach, Inc. are market makers. To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	June 30,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$19,784	$62,389
Accounts receivable
Oil and natural gas sales	55,763	19,325
Joint interest billings	14,377	11,173
Acquisition	—	14,070
Stock subscription	—	7,326
Insurance and other	958	39,801
Prepaid expenses and other current assets	21,870	9,200
Royalty deposit	2,175	2,175
Derivative financial instruments	17,131	7,752
Total Current Assets	132,058	173,211

Property and Equipment, net of accumulated depreciation, depletion, and amortization
Oil and natural gas properties - full cost method of accounting	1,491,685	447,852
Other property and equipment	3,097	1,569
Total Property and Equipment	1,494,782	449,421
Other Assets
Deposit and acquisition costs	—	10,025
Derivative financial instruments	616	5,856
Deferred income taxes	—	1,780
Debt issuance costs, net of accumulated amortization	20,986	3,678
Total Other Assets	21,602	21,339

Total Assets	$1,648,442	$643,971

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS (Continued)
(In Thousands, except share information

	June 30,
	2007	2006
LIABILITIES
Accounts payable	$79,563	$23,281
Advances from joint interest partners	2,026	6,211
Accrued liabilities	33,411	11,463
Income and franchise taxes payable	48	913
Deferred income taxes	1,044	143
Derivative financial instruments	1,480	948
Current maturities of long-term debt	5,508	9,584
Total Current Liabilities	123,080	52,543
Long-term debt, less current maturities	1,045,511	200,064
Deferred income taxes	14,788	—
Asset retirement obligations	63,364	37,844
Derivative financial instruments	4,573	590
Other liabilities	—	221
Total Liabilities	1,251,316	291,262

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at June 30, 2007 and 2006	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 84,203,444 and 80,645,129 issued and outstanding at June 30, 2007 and 2006, respectively	84	81
Additional paid-in capital	363,206	350,238
Retained earnings	31,072	6,942
Accumulated other comprehensive income (loss), net of tax expense	2,764	(4,552)
Stockholders’ Equity	397,126	352,709

Total Liabilities and Stockholders’ Equity	$1,648,442	$643,971

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)

				Period from
				Inception
				July 25, 2005
	Three Months Ended		Year Ended	Through
	June 30,		June 30,	June 30,
	2007	2006	2007	2006

REVENUES
Crude oil sales	$71,867	$29,056	$193,749	$29,056
Natural gas sales	46,849	18,056	147,535	18,056
Total Revenues	118,716	47,112	341,284	47,112

COSTS AND EXPENSES
Lease operating expense	25,166	9,902	68,985	9,902
Production taxes	686	84	3,595	84
Depreciation, depletion and amortization	57,873	20,317	145,928	20,357
Accretion of asset retirement obligation	1,372	738	3,991	738
General and administrative expense	10,183	2,752	26,507	4,361
Loss (gain) on derivative financial instruments	173	—	(2,937)	68
Total Costs and Expenses	95,453	33,793	246,069	35,510

OPERATING INCOME	23,263	13,319	95,215	11,602

OTHER INCOME (EXPENSE)
Interest income	311	291	1,910	5,000
Interest expense	(20,677)	(6,426)	(60,330)	(7,933)
Total Other Income (Expense)	(20,366)	(6,135)	(58,420)	(2,933)

INCOME BEFORE INCOME TAXES	2,897	7,184	36,795	8,669

PROVISION FOR INCOME TAXES	689	1,650	12,665	1,727

NET INCOME	$2,208	$5,534	$24,130	$6,942

EARNINGS PER SHARE
Basic	$0.03	$0.11	$0.29	$0.14
Diluted	$0.02	$0.09	$0.29	$0.12

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING
Basic	84,158	50,568	83,959	49,839
Diluted	88,621	59,330	83,959	58,475

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(In Thousands)

					Accumulated
			Additional		Other	Total
			Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity

Inception, July 25, 2005	—	$—	$—	$—	$—	$—

Common stock issued	62,500	63	277,676			277,739

Warrants exercised	18,145	18	72,562			72,580

Comprehensive income:

Net income				6,942		6,942
Unrealized loss on derivative
financial instruments, net of tax					(4,552)	(4,552)
Total comprehensive income						2,390

Balance, June 30, 2006	80,645	81	350,238	6,942	(4,552)	352,709

Common stock issued – warrant exercise	3,265	3	13,056			13,059

Common stock issued as compensation	293		981			981

Warrants repurchased			(1,069)			(1,069)

Comprehensive income:

Net income				24,130		24,130
Unrealized gain on derivative
financial instruments, net of tax					7,316	7,316
Total comprehensive income						31,446

Balance, June 30, 2007	84,203	$84	$363,206	$31,072	$2,764	$397,126

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

				Period from
				Inception
				July 25, 2005
	Three Months Ended June 30,		Year Ended	Through
			June 30,	June 30,
	2007	2006	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,208	$5,534	$24,130	$6,942
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Deferred income tax expense	1,554	814	13,530	814
Change in derivative financial instruments	1,254	1,153	11,759	1,153
Accretion of asset retirement obligations	1,372	738	3,991	738
Depletion, depreciation, and amortization	57,873	20,317	145,928	20,357
Write-off of debt issuance costs-net	1,047	(921)	7,045	494
Changes in operating assets and liabilities
Accounts receivable	(19,349)	(26,912)	16,458	(26,912)
Prepaid expenses and other current assets	26,831	(1,585)	(12,670)	(5,815)
Accounts payable and other liabilities	43,841	13,299	65,226	14,297
Net Cash Provided by Operating Activities	116,631	12,437	275,397	12,068

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(415,137)	(448,374)	(717,618)	(448,374)
Capital expenditures	(180,876)	(19,319)	(431,827)	(19,703)
Proceeds from property sales	—	—	1,400	—
Escrow deposit	—	(10,025)	—	(10,025)
Other	(778)	7,592	555	(2,568)
Net Cash Used in Investing Activities	(596,791)	(470,126)	(1,147,490)	(480,670)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	873	84,846	14,040	384,872
Proceeds from long-term debt	835,444	192,500	1,199,444	206,650
Payments on long-term debt	(325,155)	(14,150)	(349,780)	(14,150)
Payments on put financing	(1,764)	(330)	(8,794)	(330)
Stock issuance costs	—	(596)	—	(22,308)
Debt issuance costs	(19,599)	(4,172)	(24,353)	(4,172)
Repurchase of common stock and other	(32)	(19,571)	(1,069)	(19,571)
Net Cash Provided by Financing Activities	489,767	238,527	829,488	530,991

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9,607	(219,162)	(42,605)	62,389

CASH AND CASH EQUIVALENTS, beginning of period	10,177	281,551	62,389	—

CASH AND CASH EQUIVALENTS, end of period	$19,784	$62,389	$19,784	$62,389

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATING RESULTS
(In Thousands, except per unit amounts)

						Year Ended
	Quarter Ended
	June 30, 2006	Sept. 30, 2006	Dec. 31, 2006	March 31, 2007	June 30, 2007	June 30, 2007

Revenues	$47,112	$65,817	$79,143	$77,608	$118,716	$341,284

Lease operating expense
Insurance expense	144	2,662	2,653	4,866	2,489	12,670
Workover expense	166	1,322	(495)	1,910	5,532	8,269
Other production costs	9,592	10,697	10,629	9,575	17,145	48,046
Total lease operating expense	9,902	14,681	12,787	16,351	25,166	68,985
Production taxes	84	811	407	1,691	686	3,595
DD&A	20,317	27,744	31,711	28,600	57,873	145,928
General and administrative	2,752	5,018	5,573	5,733	10,183	26,507

Sales volumes per day
Gas (MMcf)	27.9	47.1	52.1	42.1	60.0	50.3
Oil (MBbls)	5.1	5.9	7.0	7.5	10.9	7.8
Total (MBOE)	9.7	13.8	15.7	14.5	20.9	16.2

Average sales price
Gas per Mcf	$6.48	$6.28	$6.67	$7.77	$7.78	$7.13
Oil per Bbl	66.64	67.16	56.77	56.24	67.46	62.33
Hedge gain per BOE	1.67	1.68	7.19	7.95	5.03	5.48
Total realized per BOE	55.02	52.03	54.71	59.54	62.53	57.71

Per BOE
Lease operating expense
Insurance expense	$0.17	$2.10	$1.83	$3.73	$1.31	$2.14
Workover expense	0.19	1.04	(0.34)	1.47	2.91	1.40
Other production costs	11.20	8.46	7.35	7.34	9.03	8.12
Total lease operating expense	11.56	11.60	8.84	12.54	13.25	11.66
Production taxes	0.10	0.64	0.28	1.30	0.36	0.61
DD&A	23.73	21.93	21.92	21.94	30.48	24.68
General and administrative	3.21	3.97	3.85	4.40	5.37	4.48
Other	0.87	0.14	0.02	(0.52)	0.82	0.18
Operating income	15.55	13.75	19.80	19.88	12.25	16.10

ENERGY XXI (BERMUDA) LIMITED
COSTS INCURRED, CAPITAL EXPENDITURES AND OIL AND GAS RESERVES

Costs Incurred Capital Expenditures	Year Ended June 30, 2007	Period from Inception July 25, 2005 Through June 30, 2006
	(In thousands)
Oil and Gas Activities
Property acquisition
Proved	$632,707	$393,087
Unproved	134,340	50,840
Exploration costs	67,140	—
Development costs	362,219	18,002
Costs incurred for oil and gas activities	1,196,406	461,929
Administrative and Other	2,468	1,701
Total Costs Incurred	1,198,874	463,630
Less acquisitions	(717,618)	(448,374)
Less asset retirement obligations and other-net	(49,429)	4,447
Capital expenditures	$431,827	$19,703

	Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(MBOE)
Proved reserves at inception July 25, 2005	—	—	—
Production	(446)	(2,459)	(856)
Revisions of previous estimates	106	436	179
Purchases of minerals in place	14,160	66,674	25,272
Proved reserves at June 30, 2006	13,820	64,651	24,595
Production	(2,852)	(18,369)	(5,914)
Extensions and discoveries	4,726	37,235	10,932
Revisions of previous estimates	(523)	(16,233)	(3,229)
Sales of reserves	(224)	(991)	(389)
Purchases of minerals in place	15,393	85,539	29,650
Proved reserves at June 30, 2007	30,340	151,832	55,645

Proved developed reserves
June 30, 2006	8,922	42,246	15,963
June 30, 2007	20,978	96,751	37,103

ENERGY XXI (BERMUDA) LIMITED
SUMMARY OF HEDGE POSITIONS AS OF SEPTEMBER 25, 2007
Natural Gas (000 MMBTU)						Crude Oil (000 BBL)

			Average						Average
Qtr	Instrument	Volume	Sub	Floor	Cap	Qtr	Instrument	Volume	Sub	Floor	Cap

Q208	Swaps	1,328		8.71	8.71	Q208	Swaps	161		71.65	71.65
	3-Way Collars	540	5.71	7.48	10.09		3-Way Collars	260	46.31	56.31	63.08
	Collars	600		8.26	10.75		Collars	287		64.43	76.99
	Puts	150		8.00			Puts	37		60.00
	Put Spreads	1,670	6.00	8.00

Q308	Swaps	2,170		8.84	8.84	Q308	Swaps	460		70.21	70.21
	3-Way Collars	1,500	5.70	7.45	10.10		3-Way Collars	240	54.25	67.30	78.49
	Collars	570		8.26	10.74		Collars	162		64.79	76.56
	Puts	140		8.00			Puts	33		60.00
	Put Spreads	1,540	6.00	8.00

Q408	Swaps	2,010		8.83	8.83	Q408	Swaps	398		70.14	70.14
	3-Way Collars	1,420	5.68	7.42	10.10		3-Way Collars	208	54.13	67.19	78.50
	Collars	460		8.24	10.78		Collars	189		65.46	76.36
	Puts	120		8.00			Puts	30		60.00
	Put Spreads	1,390	6.00	8.00

Q109	Swaps	1,360		8.82	8.82	Q109	Swaps	364		70.38	70.38
	3-Way Collars	1,340	5.66	7.38	10.11		3-Way Collars	205	54.12	67.44	78.99
	Collars	390		8.22	10.81		Collars	55		60.00	78.00
	Puts	120		8.00			Puts	27		60.00
	Put Spreads	1,280	6.00	8.00

Q209	Swaps	1,740		8.81	8.81	Q209	Swaps	320		70.37	70.37
	3-Way Collars	1,250	5.63	7.34	10.12		3-Way Collars	184	54.02	67.40	79.09
	Collars	360		8.21	10.82		Collars	51		60.00	78.00
	Puts	110		8.00			Puts	26		60.00
	Put Spreads	1,170	6.00	8.00

Q309	Swaps	1,140		8.59	8.59	Q309	Swaps	325		70.85	70.85
	3-Way Collars	1,040	6.00	8.09	9.97		3-Way Collars	170	53.94	67.24	78.94

Q409	Swaps	1,060		8.58	8.58	Q409	Swaps	303		70.86	70.86
	3-Way Collars	930	6.00	8.10	9.96		3-Way Collars	137	53.69	67.37	79.66

Q110	Swaps	1,010		8.57	8.57	Q110	Swaps	277		70.97	70.97
	3-Way Collars	820	6.00	8.11	9.96		3-Way Collars	111	53.38	67.52	80.49

Q210	Swaps	950		8.56	8.56	Q210	Swaps	257		71.01	71.01
	3-Way Collars	740	6.00	8.12	9.95		3-Way Collars	87	52.93	67.70	81.64

Q310						Q310	Swaps	238		70.86	70.86
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	68	52.35	67.35	82.05

Q410						Q410	Swaps	215		70.89	70.89
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	60	52.00	67.00	82.04

Q111						Q111	Swaps	193		70.93	70.93
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	52	51.54	66.54	82.03

Q211						Q211	Swaps	171		70.96	70.96
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	44	50.95	65.95	82.02

Includes production for October 2007 and later
All prices are weight-averaged by contract volume

Operations Report

EXXI Fiscal 4th Quarter Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	1	1	1	1
Gas	0	0	1.5		1.5
Dry	1.7		2	2	3	2.7
Non-Operated
Oil	0	0	0	0	0	0
Gas	1.8		0	0	1.8
Dry	3	1.375	0	0	3	1.375
Total	5	2.875	4	3.5	9	6.375

	Exploration		Development		Total
Success Rate (Net)	28%		43%		36%

	Exploration		Development		Total
Onshore	5		3		8
Offshore	0		1		1
Total	5		4		9

EXXI Fiscal Year 2007 Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	0	0	8	8	8	8
Gas	0	0	6	5	6	5
Dry	2	1.37	8	8	10	9.366
Non-Operated
Oil	0	0	0	0	0	0
Gas	5	2.8	5	1.59	10	4.385
Dry	6	2.23	0	0	6	2.23
Total	13	6.4	27	22.58	40	29

	Exploration		Development		Total
Success Rate (Net)	44%		65%		60%

	Exploration		Development		Total
Onshore	13		15		28
Offshore	0		12		12
Total	13		27		40

South Louisiana Onshore Highlights

Rabbit Island
•	State Lease 19022 #1 (25% WI), Iberia Parish – Drilled last quarter; on production 05/11/07 at 2.6 MMcf/d in the 10,700’ Stray sand through a 10/64” choke and a FTP of 2,675 psig.
•
State Lease 340 #231 (100% WI), Iberia Parish – Spud 06/16/07; drilled to 8,992’ MD with proposed 9,845’ TD; casing was run but stuck at 6,837’; due to an expiring rig contract, the rig was released and will return at a later date to finish the well.

Bayou Carlin
•
C. M. Peterson Jr. #1 (31.25% WI) (Laphroaig Discovery), St. Mary Parish – Discovered in the third quarter; commenced production Aug. 15; ramped up in September to 34.3 MMcf/d and 650 BOPD through a 26/64” choke and 12,500 psig FTP; performing as anticipated and scheduled to be brought up to 40 MMcf/d in October.

East Lake Boudreaux
•	Verda Ragen #1 (50% WI), Terrebonne Parish – Completed in the second quarter; on production 07/14/07 and ramped up to 10.3 MMcf/d in the Rob L sands on a 13/64” choke and a FTP of 9,450 psig.
Golden Meadow
•
LaTerre Co. Inc. #1 (50% WI) (W. Lake Verret Discovery), Lafourche Parish – Spud 04/24/07; reached TD of 15,800’ on 06/17/07; encountered 46’ net pay and will be completed in the Cibcarste E sand, with the 10,000’ sand behind pipe.

•
LL&E #231 (25% WI), Lafourche Parish – Spud 06/06/07; drilled to 13,253’ MD, encountering nearly 150’ of net gas pay in the Pelican and Duval sands; completed 07/25/07 with production of 11.0 MMcf/d and 375 BOPD with 5,600 psig FTP.

Manila Village
•
State Lease 18727 #1 (50 %WI), Jefferson Parish – Spud 5/7/07; TD’d at 13,787’ MD on 6/14/07; logged pay in the established TP-1 field pay sand and brought on production 7/22/07 at 5 MMcf/d and 61 BOPD with 5,450 psig FTP.

Cote de Mer
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McIlhenny #1 well (35% WI) (Cote de Mer Prospect), Vermilion Parish – Spud 02/07/07; experienced uncontrolled release of gas on 06/11/07 at about 20,400’ MD; washed out drill string to 13,056’ with an additional 6000’ remaining; wellbore being evaluated for continued drilling operations while control operations are completed; management is encouraged by drilling results seen to date on this high-potential prospect.

Gulf of Mexico Shelf Highlights

South Timbalier 21 (100% WI)
During the fiscal fourth quarter, South Timbalier 21 net production averaged 10,700 BOE/d, up 27 percent from the previous quarter’s 8,400 BOE/d net rate. The field’s net production peaked at more than 12,000 BOE/d in May, but has since declined as the number of rigs employed dropped to one from as many as four previously. The company plans to operate a one-rig program designed to essentially offset natural field declines. Activity in the field during the quarter included:
•	Shiraz, which TD’d at 12,112’ MD and found 32’ of net pay in the D10 sand and 14’ of net pay in the D-8 sand, achieved first production of 370 BOE/d on 05/22/07.
•	Malbec, which TD’d at 12,240’ and found 11’ of net pay in the D-9 sand and 29’ of net pay in the D-10 sand, achieved first production of 1,120 BOE/d on 05/12/07.
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Cabernet, spud 05/04/07, was TD’d at 12,350’ MD on 05/25/07 and found 20’ of net pay in the D-2 sand, 15’ net pay in the D-2A and 50’ net pay in the D-7 sand, and achieved first production of 320 BOE/d on 07/15/07.

•
Beaujolais, spud 07/17/07, TD’d at 14,066’ MD and encountered approximately 40’ of net pay in the primary D-15 through D-18 sand objectives, in addition to 20’ of net pay in the S-4 interval and 16’ of net pay in the D-7 and D-9 sands, which were secondary objectives.

Acquired Pogo Properties
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In June, Energy XXI completed the acquisition of Gulf of Mexico shelf properties from Pogo Producing Company.  Production from these properties has fluctuated as extensive repair and maintenance work has been undertaken.  During June, the properties produced 236,500 BOE net, or 7,900 BOE/d, and currently have the capacity to produce about 10,000 BOE/d.  The company expects volumes from these properties to remain uneven in the near-term as work continues, but is optimistic about the opportunity to add value through future capital projects.

GLOSSARY

Barrel– unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE– barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d– barrels of oil equivalent per day.

Field– an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP– flowing tubing pressure.

MBOE– thousand barrels of oil equivalent.

MMBOE– million barrels of oil equivalent.

MD– measured depth.

Net Pay– cumulative hydrocarbon-bearing formations.

Spud– to begin drilling a well.

TD– target total depth of a well.

TD’d– to finish drilling a well.

TVD– total vertical depth.

Workover– operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Seema Paterson
+44 207 523 8321
spaterson@collins-stewart.com

Pelham PR
James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Alisdair Haythornthwaite
+44 207 743 6676
alisdair.haythornthwaite@pelhampr.com